Exhibit 99.1

Lennox International Announces Estimated Financial Impacts from Tornado and Offsets from Insurance Coverage

•	Updating 2018 guidance for revenue and EPS from continuing operations

•	Timing of business interruption insurance payments assumed to impact 2018 EPS and benefit 2019 EPS

•	Reiterating 2018 guidance for $450 million in stock repurchases in total for the year

DALLAS, August 20, 2018 – Lennox International Inc. (NYSE: LII) today announced the estimated financial impacts and insurance offsets expected for the company following the tornado that damaged its manufacturing facility in Marshalltown, Iowa on July 19, as previously announced.

For the second half of 2018, the company estimates approximately $100 million in lost revenue in the Residential Heating & Cooling business segment as a result of the tornado, and approximately $55 million in lost profit. In addition to the lost revenue impact, the company currently estimates special pre-tax charges related to the tornado of approximately $80 million in 2018, including site clean-up costs, asset write-offs, and factory-inefficiency costs. Over the course of 2018 and 2019, Lennox International expects business interruption and property insurance proceeds to offset both the earnings impact from lower revenue and the special non-core charges resulting from the tornado.

The company is updating 2018 guidance for GAAP revenue growth from 4-6% to 2-4%. The company is updating 2018 guidance for adjusted revenue growth from 6-8% to 4-6%. Adjusted revenue growth excludes the impact of the company’s divestitures within its Refrigeration business this year.

The $55 million of lower profit expected in the Residential segment in 2018 equates to approximately $1.05 of impact to EPS from continuing operations. The offsetting proceeds from business interruption insurance are expected in either the second half of 2018 or in 2019. Assuming proceeds are not received until 2019, the company expects a negative $1.05 impact to 2018 EPS and a $1.05 benefit to 2019 EPS. The offsetting proceeds from property insurance that will cover the special pre-tax charges of approximately $80 million are expected in 2018. Accordingly, the company is updating 2018 guidance for GAAP EPS from continuing operations from $9.43-$9.83 to a new range of $8.38-$8.78. The company is updating 2018 guidance for adjusted EPS from continuing operations from $9.95-$10.35 to a new range of $8.90-$9.30.

The company reiterates 2018 guidance for $450 million of stock repurchases in total for the year.

“The strong focus and commitment to serving our customers across North America continues,” said Chairman and CEO Todd Bluedorn. “While we have lots of hard work in front of us, I am extremely confident in the LII team’s ability to mitigate the impact from the tornado and execute the recovery process.”

CONFERENCE CALL INFORMATION

A conference call with remarks and a question and answer session with Chairman & CEO Todd Bluedorn and CFO Joe Reitmeier will be held on Tuesday, August 21 at 7:30 a.m. Central time. To listen, call the conference call line at 612-332-0226 at least 10 minutes prior to the scheduled start time and use reservation number 453317. The conference call also will be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from 10:00 a.m. Central time on August 21 through September 4, 2018 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 453317. The call also will be archived on the company’s website.

About Lennox International

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING STATEMENTS

The statements in this news release that are not historical statements, including statements regarding the financial and operational impact of the tornado damage to LII’s manufacturing facility in Marshalltown, Iowa, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs as of the date of this news release. These statements are subject to numerous risks and uncertainties, that could cause actual results to differ materially from such statements, include, but are not limited to: (1) the impact of the damage on LII’s results of operations and financial condition, (2) the cost and timing to rebuild the Marshalltown manufacturing facility and to repair or replace the necessary manufacturing equipment, (3) the timing of the receipt of insurance proceeds for property damage and business interruption losses and the dollar amount of these proceeds, and (4) the accounting treatment and related financial statement impact resulting from the tornado damage and insurance recoveries. For information concerning other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.